EXHIBIT 10.1
                               ------------

          THIS INDENTURE made the 26th  day of May, 1998

                              B E T W E E N:

              MINUK DEVELOPMENTS INC.,
              a corporation incorporated under the
              laws of the Province of Ontario

              (hereinafter called the "Landlord")

                                   OF THE FIRST PART

                               -- and --

               SIMPSON STRONG-TIE CANADA LIMITED,
               a corporation incorporated under the
               laws of the Province of Ontario

               (hereinafter called the "Tenant")

                                   OF THE SECOND PART

ARTICLE I - DEMISE AND TERM

Definitions:

1.01 The parties hereto agree that when used in this Lease or in any Schedule attached to this Lease, the words or expressions defined in Schedule "B" hereto shall have the meanings set forth therein.

Construction of Building:

1.02 The Landlord agrees to construct, at its own expense, and prior to the date set for occupancy by the Tenant as contemplated hereinafter, the Building which comprises approximately one hundred and four thousand (104,000) square feet of net rentable ground floor area in size ("Net Rentable Area"). The Landlord covenants that the Building shall be constructed on the property more particularly described on Schedule "A" hereto (the "Lands") on the basis that the construction shall be in accordance with the particulars noted in Schedule "C" hereto and in compliance with all laws and regulations. The Lands and Building are hereinafter collectively referred to as the "Leased Premises" and are depicted on Schedule "D" hereto.

Construction Delay

1.03   (a)  The Landlord covenants and agrees that the Landlord's work as outlined in Schedule "C" hereto (the "Landlord's Work") will be substantially completed (as determined by the landlord's architects or engineers, acting reasonably) on or before January 31, 1999. During the period of the Landlord's Work, the Tenant will be permitted to have its contractors and agents working in conjunction and cooperatively with the Landlord's contractors and agents to perform any work which the Tenant may wish to do. The Tenant shall have a period of ten (10) days commencing on February 1, 1999 (the "Possession Date") , to inspect the Leased Premises and provide to the Landlord a list of any deficiencies in the construction of the Leased Premises. The Landlord shall diligently proceed to correct all such deficiencies, to the reasonable satisfaction of the Tenant, within thirty (30) days following the Possession Date.

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       (b)  If the Landlord is delayed in completing construction of the
            Leased Premises as a result of any act of God, strike, lockout, civil commotion, hostilities, sabotage, governmental regulations or controls, inability to obtain any material, service or financing or any other cause beyond the control of the Landlord (referred to herein as "Force Majeure"), and the Tenant cannot take possession of the Leased Premises on the Possession Date, then the Possession Date and the Commencement Date shall be extended for a period equal to the period of any such delay, and no Minimum Rent or Additional Rent shall be payable until the Commencement Date.

       (c) If the Landlord is delayed in completing construction of the Leased Premises due to the fault or negligence of the Landlord, and the Tenant cannot take possession of the Leased Premises on the Possession Date, then the Possession Date and the Commencement Date shall be extended for a period equal to the period of any such delay, and no Minimum Rent or Additional Rent shall be payable until the Commencement Date, and the Landlord shall pay to the Tenant all direct reasonable costs incurred by the Tenant during the period of such delay at the rate of One Thousand Dollars ($1,000.00) per day. The Tenant shall forthwith, on the request of the Landlord, provide to the Landlord satisfactory evidence of all such costs incurred.

       (d) In the event of delay under subsection (b) or (c) above, if the Possession Date is extended from February 1, 1999 , for a period exceeding sixty (60) days, the Landlord shall pay to the Tenant One Thousand Dollars ($1,000.00) for each calendar day following April 1, 1999, until the extended Possession Date.

Leased Premises:

1.04 In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant and the Tenant leases from the Landlord, the Leased Premises.

Term:

1.05 The Tenant shall have and hold the Leased Premises for and during the term of ten (10) years commencing on the 1st day of March, 1999 and ending on the 28th day of February, 2009 (the "Term"), unless sooner terminated pursuant to any of the provisions hereof or extended pursuant to Section 1.06 .

Right to Renew:

1.06 Provided the Lease is in good standing and the Tenant is not then in default thereunder, the Tenant shall have the right to renew this Lease for two (2) additional periods of five (5) years, (each such period called the "Renewal Period"), on the same terms and conditions as in the Lease, save as to the Minimum Rent which shall be the then current rate for a similar building of similar condition in a similar location, provided that the rate during the first Renewal Term shall not be less than Five Dollars ($5.00) per square foot and not more than Six Dollars ($6.00) per square foot, and save that there shall be no Rent-Free Period or further right to renew during the second Renewal Period. Each such Renewal Period shall follow consecutively upon the expiration of the original Term of the Lease or upon the expiration of the Prior Renewal
Period, as the case may be.   Notice of intent to renew must be given in
writing by the Tenant to the Landlord at least three hundred and sixty-five (365) days prior to expiration of the Term or the first Renewal Period, as the case may be. If the parties cannot agree to the Minimum Rent payable within one hundred and eighty (180) days of the exercise of the relevant right to renew, the Minimum Rent shall be determined by a single arbitrator to be agreed upon by the Landlord and Tenant and, in the event that the Landlord and Tenant cannot agree upon a single arbitrator, an arbitrator shall be appointed pursuant to the provisions of the Arbitration Act of Ontario S.O. 1991. If the Minimum Rent has not been agreed upon or fixed by arbitration by the commencement of either Renewal Period, then the Tenant shall continue to pay the same Minimum Rent as that paid during the last year of the immediate prior Term, subject to adjustments and arbitration. The expenses of the arbitration shall be shared equally by the parties. Save in respects inconsistent with the foregoing, the arbitration shall be subject to the Arbitration Act of Ontario S.O. 1991. Any decision of the arbitration shall be retroactive to the beginning of the applicable Renewal Term.

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Early Termination:

1.07 Notwithstanding anything contained herein, the Tenant shall have the right to terminate this Lease effective February 1, 2004 provided that it gives written notice to the Landlord of its intentions to so terminate no later than July 31, 2003, together with a payment by certified cheque to the Landlord in the amount of Four Hundred and Seventy-Five Thousand Dollars ($475,000.00). If the Option to Expand referred to in Section 15.01, has been exercised in accordance with Section 16.01 hereof, this early termination right shall be null and void.

Acceptance of Premises:

1.08 The Tenant shall examine the Leased Premises before taking possession hereunder and such taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Leased Premises were in good order and satisfactory condition and that all promises, representations and undertakings by or binding upon the Landlord with respect to any alteration, remodeling or decorating of or installation of fixtures in the Leased Premises, have been fully satisfied and performed by the Landlord. The Tenant acknowledges that the existing leasehold improvements, if any, are acceptable and that the Tenant is taking possession of the Leased Premises on an "as is" basis.


ARTICLE II - LANDLORD AND TENANT COVENANTS,
REPRESENTATIONS AND WARRANTIES

Landlord Covenants:

2.01 If the Tenant pays the Rent hereby reserved and performs the covenants herein on its part contained, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord.

Tenant Covenants:

2.02 The Tenant covenants to pay Rent and all other charges provided for in this Lease on their due dates and to observe and perform all of the covenants and provisions of this Lease on its part to be observed and performed.

Landlord's Representations and Warranties:

2.03  The Landlord hereby warrants and represents that:

  (a) it will be the legal and is the beneficial owner of the Leased Premises prior to occupancy;

  (b) it has the authority to lease the Leased Premises and has entered into no other agreement to sell or lease the Leased Premises;

  (c) all of the Services (as defined in Section 2.06 hereof) shall be constructed and installed in compliance with all laws and regulations and will be in proper working order at the Possession Date;

  (d) the Building will be built in a good and workmanlike manner, and will be as at the Possession Date, in compliance with all municipal, provincial and federal laws;

  (e) the zoning of the Lands is M1 which allows for general industrial uses including manufacturing, warehousing and office;

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  (f)  there is no Hazardous Substance (as hereinafter defined), which requires removal or remediation pursuant to the Legislation (as hereinafter defined) on or under the Premises;

  (g) it has not received notice of, and has no knowledge of or information with regard to, any pending, contemplated or threatened judicial or administrative action or of any action pending or threatened by any adjacent or affected land owner relating to the existence of any Hazardous Substance on the Leased Premises;

  (h) it has complied with the Environmental Protection Act (Ontario) with respect to the Leased Premises;

  (i) except as otherwise provided herein, the Landlord has no knowledge of existing or threatened environmental litigation or governmental action with respect to the Leased Premises;

  (j) except as otherwise provided herein, the Landlord shall assume full liability and responsibility for any Hazardous Substance which is found or discovered, in, on or under the Leased Premises and which was present or in existence prior to occupancy by the Tenant. To this end, the Landlord shall be responsible for undertaking at its sole cost and expense, the removal and disposal of any Hazardous Substance discovered on, in or under the Leased Premises whether or not known to the Landlord as of the Commencement Date and whether or not resulting from any act, omission or negligence of the Landlord or those for whom it is at law responsible.

Removal of Hazardous Substances

2.04 For the purposes of the foregoing paragraphs, "Hazardous Substance" means any contaminant, pollutant, dangerous substance, potential dangerous substance, noxious substance, toxic substance, hazardous waste, flammable material, explosive material, radioactive material, urea formaldehyde foam insulation, asbestos, PCB's, any toxins, a contaminant, or a pollutant in or pursuant to any applicable federal, provincial or municipal statutes, by-laws, regulations or orders (the "Legislation").

     Notwithstanding the provisions contained herein, the Landlord shall only be required to remove such Hazardous Substance if such removal is required pursuant to the Legislation and if such removal is required for reasons not related to the use of the Leased Premises by the Tenant.

No Use of Leased Premises for Hazardous Substances

2.05 The Tenant will not use or permit the use of the Leased Premises or any part of it for any business which either directly or indirectly involves the preparation, production or storage of any Hazardous Substance, except in the ordinary course of its business and then only in compliance with the Legislation. The Tenant shall be responsible for, and shall indemnify the Landlord from, all costs incurred for ensuring compliance with any applicable laws relating to Hazardous Substances where the presence of the Hazardous Substances is due to the acts or omissions of the Tenant, its employees, agents, contractors or persons for whom the Tenant is in law responsible, as a result of its use of the Leased Premises during the Term.

Structural Warranties

2.06 It is understood and agreed that the Landlord shall be responsible for any structural defects (latent or patent) including foundation, roof structure, floor and walls during the Term and any Renewal Period of the Lease, and will undertake to repair same at its expense promptly after the receipt of notice from the Tenant. The Landlord shall ensure that the roof membrane carries a minimum warranty period of five (5) years. The Tenant shall only be liable for the cost of repair of any structural damage caused by any acts or omissions of the Tenant or those for whom the Tenant is responsible at law. The Landlord shall also, until the later of one (1) year following the Commencement Date and the expiry of any applicable warranty period provided for all "HVAC Systems", electrical, mechanical, plumbing and sprinkler systems (collectively the "Services") be responsible to ensure that all Services are repaired, maintained, and in good working order. The Landlord shall transfer any and all trade warranties to the Tenant following expiry of the said period.

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ARTICLE III - RENT

Intent of Lease:

3.01 The Tenant acknowledges that this is an absolutely carefree and net lease to the Landlord, except as expressly hereinafter set out and it is the mutual intention of the parties hereto that the Minimum Rent herein provided to be paid shall be net to the Landlord clear of all taxes, costs and charges arising from or relating to the Leased Premises. Charges of a kind personal to the Landlord such as taxes assessed on the income of the Landlord, estate and inheritance tax and similar taxes and principal and interest payments to be made by the Landlord in satisfaction of mortgages now or hereinafter registered against the Leased Premises shall not be the responsibility or obligation of the Tenant.

Minimum Rent

3.02 The Tenant covenants to pay yearly and every year during the first five (5) years of the Term unto the Landlord as Minimum Rent for the Leased Premises the sum of FIVE HUNDRED AND FORTY SIX THOUSAND DOLLARS ($546,000.00) of lawful money of Canada, to be paid in advance in equal monthly installments of Forty-Five Thousand, Five Hundred Dollars ($45,500.00) per month on the first day of each and every month to the Landlord during the first five (5) years of the Term and yielding and paying therefor yearly and every year during the balance of the Term to the Landlord, the sum of FIVE HUNDRED AND NINETY-EIGHT THOUSAND DOLLARS (598,000.00) of lawful money of Canada to be paid in advance in equal monthly installments of FORTY-NINE THOUSAND, EIGHT HUNDRED AND THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS ($49,833.33) on the first day of each and every month during the balance of the Term to the Landlord, the first of such payments to be made on the commencement date of the Term. If the Term commences on any day other than the first or ends on any day other than the last day of a month, Minimum Rent and Additional Rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis.

Calculation of Minimum Rent

3.03 The Minimum Rent is calculated on the basis of the area of the Building being approximately one hundred and four thousand (104,000) square feet multiplied by Five Dollars and Twenty-Five Cents ($5.25) per square foot per annum for the first five years of the Term and Five Dollars and Seventy-Five Cents ($5.75) per square foot per annum for the balance of the Term. In the event that the area of the Building is more or less than one hundred and four thousand (104,000) square feet, then the Minimum Rent for the Leased Premises shall be adjusted accordingly.

Additional Rent

3.04 The Tenant shall pay Additional Rent due and owing to the appropriate authority upon receipt of an invoice for such payment and the Tenant shall provide satisfactory evidence of the due payment of such amounts to the Landlord upon request. Notwithstanding the foregoing, the Landlord may, at its option, notify the Tenant that Additional Rent shall be payable to the Landlord on a monthly basis on the first day of each month, with such estimated amounts paid to be adjusted upon receipt of actual invoices and in any event, within thirty (30) days, following each calendar year.

Deposit

3.05 (a) The Landlord acknowledges receipt by the Landlord's agent, B & M Losier Realty Ltd. ("Agent") of the sum of Fifty Thousand Dollars ($50,000.00) to be held without interest by the Landlord and to be applied on account of the Minimum Rent for the first month of the Term upon the entering into of this Lease;

      (b) The Tenant acknowledges and covenants that it shall pay the sum of Fifty Thousand Dollars ($50,000.00) on the Possession Date, to the Landlord and the Landlord acknowledges that such sum shall be held in an interest bearing account, with all interest accrued to the account of the Tenant, as a security deposit throughout the Term of the Lease, for the full and faithful performance by the Tenant of all the agreements, terms, covenants and conditions herein set forth with any balance to be applied on account of Minimum Rent due for the last month of the Term.

Payments to Landlord:

3.06 All payments to be made by the Tenant to the Landlord under this Lease shall be made at the address hereinafter designated or, at such other place or places as the Landlord may designate in writing, and to the Landlord or to such agent of the Landlord as the Landlord shall from time to time direct.

Overdue Rent:

3.07 The Tenant shall pay the Landlord interest on all overdue Rent, all such interest to be calculated from the date upon which the amount is first due hereunder until actual payment thereof and at a rate being the lesser of five per cent (5%) per annum in excess of the minimum lending rate to prime commercial borrowers charged by the Landlord's bank from time to time and the rate permitted by law.

Set-Off:

3.08 All Rent payable by the Tenant to the Landlord shall be paid without deduction, set-off or abatement except as expressly hereinafter provided.

Adjustments:

3.09 Upon the termination of this Lease other than by reason of default of the Tenant, the Landlord and the Tenant shall pro-rate, adjust, apportion and allow between themselves all items of Taxes, insurance, water rates and other matters of a similar nature, to the intent and purpose that the Tenant shall bear the burden thereof until it shall deliver up possession on the termination of this Lease or of any holding over hereunder and not afterwards.

Goods and Services Tax:

3.10 The Tenant shall pay Minimum Rent and Additional Rent as herein provided together with all applicable Goods and Services Tax ("GST") imposed pursuant to the Excise Tax Act, as amended, from time to time, or any similar or replacement legislation enacted.

Rent Free Period:

3.11 The Tenant shall be given possession of the Leased Premises on the Possession Date, and for a period of one (1) month the Tenant shall pay no Additional Rent or Minimum Rent (the "Rent-Free Period"). Additional Rent and Minimum Rent payments shall commence one (1) month after the Commencement Date which is presently contemplated as being March 1st, 1999, or such later date that may result from a delay in construction, as outlined in Section 1.03 hereof At all times during which the Tenant is in possession of the Leased Premises, the Tenant shall have in effect insurance contemplated pursuant to the Lease in a form reasonably acceptable to the Landlord.

ARTICLE IV - TAXES

Taxes Payable by Tenant

4.01  The Tenant shall pay:

  (a)  the Taxes charged on the Leased Premises;

  (b) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises or any part thereof; and

  (c) every tax and license fee which is levied, rates, charged or assessed against or in respect of every business carried on in the Leased Premises or in respect of the use or occupancy thereof or any part of the Lands or the Building by the Tenant and every sub-tenant or licensee of the Tenant or against the Landlord on account of its interest in the Leased Premises, and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term; and

  (d) the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax or any other tax levied, rates, charged or assessed in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space under this Lease whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise.

Payment of Taxes:

4.02 (a) Taxes payable pursuant to Section 4.01 (1) shall be paid by the Tenant to the lawful taxing authority when due or, if directed in writing by the Landlord, shall be paid to the Landlord within ten
      (10) days written demand therefor;

      (b) Taxes payable pursuant to Sections 4.01 (b) and (c) shall be paid by the Tenant to the lawful taxing authority when due;

      (c) Taxes payable pursuant to Sections 4.01 (d) and (e) shall be paid to the Landlord within ten (10) days written demand therefor or at such time or times as the Landlord from time to time determines by notice in writing to the Tenant.

Appeal of Assessment:

4.03 The Tenant shall have the right to diligently contest at its own expense and free expense to the Landlord (and in the name of the Landlord, if necessary) by appropriate legal proceedings the validity of any Taxes and if the payment of such Taxes may legally be held in abeyance without subjecting the Landlord to any liability of whatever nature for failure to so pay, the Tenant may postpone such payment until the formal determination of any such proceedings provided they be prosecuted with all due diligence and dispatch. The Landlord shall execute all powers of attorney and other documents or proceedings necessary or useful in order to permit the Tenant to contest, at its own expense in its own name or in the Landlord's name, the validity of any Taxes. Nothing herein shall oblige the Tenant or the Landlord to contest the validity of such Taxes. In the event that the Tenant postpones or defers its obligation to pay the Taxes in order to perfect the Tenant's contest, then the contest shall not be undertaken without there being first deposited with the Landlord a sum of money equal to the amount of the Taxes which are the subject of the contest, to be held by the Landlord as an indemnity to pay such Taxes upon conclusion of the contest and all costs thereof which may be imposed upon the Landlord or the Leased Premises. The Tenant covenants to indemnify the Landlord from and against payment of all losses, costs, charges and expenses occasioned by or arising from all Taxes affecting the Leased Premises.


ARTICLE V - HEATING AND UTILITIES

Utility Charges

5.01 The Tenant shall be solely responsible for and pay to the suppliers there on the due dates, all charges for telephone, electric current and all other utilities supplied to or used in connection with the Leased Premises.

Heating

5.02 The Tenant shall maintain the temperature in the Leased Premises at a reasonable level to avoid damage occurring in or to the Leased Premises.

Service Contracts

5.03 (a) The Landlord agrees that until the later of one (1) year following the Commencement Date of this Lease and the expiry of any appliance warranty period provided for all "HVAC Systems", and "Services" to be responsible to ensure that all Services are repaired, maintained, and in good working order. The Landlord shall transfer any and all trade warranties to the Tenant following expiry of the said period.

      (b) From and after the expiry of the one (1) year warranty referred to in Section 5.03 (a), the Tenant covenants that it shall be solely responsible and shall pay with respect to the Leased Premises, the aggregate of the total costs and obligations of supplying water, gas, hydro and electric power ("Utilities") used or consumed in or with respect to the Leased Premises. Furthermore the Tenant shall be solely responsible for and pay the cost (which shall include costs of labour, parts, maintenance and replacement from time to time either by way of group lamping or otherwise, of electric light bulbs, tubes and ballasts, fixtures and thermostats equipment servicing the Leased Premises.

      (c) The Tenant covenants and agrees to take out a standard servicing contract with a capable company for the service and maintenance of heating units and furnaces and air-conditioning equipment in the Leased Premises, such contract to include the monthly cleaning of exchangers and the replacement of filters, and to keep such contract in force for the Term of the within Lease or any renewal thereof. The Tenant agrees to provide the Landlord with a copy of the aforesaid servicing contract. In the event that during the Term of the Lease or any renewal thereof, any of the heating units, furnaces or air conditioning equipment require replacement, new units for the HVAC Systems and new Services systems are to be installed at the cost of the Tenant.

ARTICLE VI - MAINTENANCE, REPAIR AND ALTERATIONS

Repairs and Replacements

6.01 The Tenant shall make all necessary replacements to and repair the Leased Premises in all respects both inside and outside including the drains and sanitary sewers, heating and water apparatus, ventilating, air-conditioning systems and all fixtures and additions thereto in a state of repair and condition to the same extent as would a careful owner in occupation.

Maintenance

6.02 The Tenant shall at all times during the Term at its own cost and expense be responsible for all routine and periodic maintenance and keep or cause to be kept, the Leased Premises and all its installations, in a good state of repair as would a prudent owner of premises of similar size and condition in a similar location, well maintained, clean and tidy, including without limiting the generality of the foregoing, keeping the Building properly painted and decorated and otherwise presentable and of good appearance and the Lands including without limiting the generality of the foregoing, the driveways and parking areas free and clear of snow and ice, and the lawn, trees and shrubs in good order and condition, all to the standards of a first class industrial building and in accordance with all the requirements of this Lease and the reasonable requirements of the Landlord, its insurers and governmental authorities having jurisdiction.

View and Repair

6.03 The Tenant shall allow the Landlord or it duly appointed agent and work people at reasonable times on prior request to enter the Leased Premises and view the state of repair and the Tenant shall repair as aforesaid according to notice in writing, provided always that if the Tenant shall not within fifteen (15) days after service of such notice, commence and proceed diligently with the execution of the repairs and works mentioned in such notice, it shall be lawful for the Landlord to enter upon the Leased Premises and execute such repairs and works and to charge the cost thereof to the Tenant.

Alterations

6.04 (a) The Tenant shall not without the prior written approval of the Landlord make any installations, alterations, additions, partitions, repairs or improvements in or to the Leased Premises which might affect the structural portions of the Leased Premises or the electrical, heating, ventilating, air-conditioning, sprinkler, fire protection or other systems therein;, the Tenant's request for approval shall be in writing and accompanied by an adequate description of the contemplated work, and where appropriate, working drawings and specifications therefor; the Landlord's costs of having its architects, engineers or others examine such drawings and specifications shall be payable by the Tenant upon demand as Additional Rent; the Landlord may require that any or all work to be done hereunder be done by the Landlord's contractors or workmen or by contractors of workmen engaged by the Tenant but first approved by the Landlord, and all work shall be subject to inspection by and the reasonable supervision of the Landlord including a reasonable supervision fee of the Landlord to be paid by the Tenant and shall be performed in accordance with all laws and any reasonable conditions and regulations imposed by the Landlord and shall be completed in a good and workmanlike manner and with reasonable diligence in accordance with the approvals given by the Landlord; any connections of apparatus to the base electrical, plumbing, heating, ventilating or air-conditioning systems shall be deemed to be an alteration within the meaning of this Section. The Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force except to the extent such work is to be completed by the Landlord.

      (b) Notwithstanding this Section 6.04 (a), the Landlord agrees to allow the Tenant to make non-structural alterations and installations from time to time during the Term, at its own expense, on written notice to the Landlord. Any structural alterations to the Building require the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. The Tenant shall obtain all permits from any relevant governmental or utility authority, required to carry out the alterations and installations and shall ensure compliance with same. The Tenant shall restore, at its sole cost and expense, such part of the Leased Premises which has been altered, to its original condition as is required by the Landlord, on termination or expiry of the Lease, at the sole option of the Landlord, acting reasonably. The Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force except to the extent such work is to be completed by the Landlord.

Removal of Fixtures and Improvements

6.05 Leasehold improvements shall immediately become the property of the Landlord upon affixation or installation without compensation therefor to the Tenant but the Landlord is under no obligation to repair, maintain or insure the Leasehold Improvements. Such Leasehold Improvements shall not be removed from the Leased Premises either during or at the expiration or earlier termination of the Term, except that the Tenant shall, at the end of the Term remove such Leasehold Improvements installed or constructed after the commencement of the Term as the Landlord may require to be removed. The Tenant may, during the Term remove its trade fixtures provided that the Tenant is not in default under this Lease and such trade fixtures are immediately replaced by trade fixtures of equal or better value. Any removal of such Leasehold Improvements and the Tenant's trade fixtures shall be done at the Tenant's sole cost and expense and the Tenant shall make good any damage caused to the Leased Premises or any part thereof by the installation or removal of such Leasehold Improvements
and trade fixtures.   If the Tenant does not remove its trade fixtures at
the expiration or earlier termination of the Term the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and maybe removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable. For greater certainty, the Tenant's trade fixtures shall not include any heating, ventilating and air-conditioning equipment or other building services or floor covering affixed to the floor of the Leased Premises. The obligations of the Tenant set forth herein shall survive the expiry or other termination of the Term.

Construction Liens

6.06 The Tenant covenants to pay promptly its contractors and material men and do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises or to any part of the Building or the Lands and, should any such lien be made or filed, the Tenant shall discharge the same forthwith (after notice thereof is given to the Tenant) at the Tenant's expense. In the event the Tenant shall fail to cause any such lien to be discharged as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitors fees (on a solicitor and his client basis), incurred herein for the discharge of such lien shall be due and payable by the Tenant to the Landlord as Additional Rent on demand.

Repairs on Termination, etc.

6.07 At the expiration or sooner termination of the Term, the Tenant 7shall, at its own expense:

      (a) deliver up possession of the Leased Premises to the Landlord in the same condition in which the Tenant is required hereunder to repair and maintain the Leased Premises, together with all Leasehold Improvements which the Tenant is required or permitted to leave therein or thereon free and clear of all encumbrances and in a clean and tidy condition and free of all rubbish and to deliver to the Landlord all keys and security devises;

      (b) remove any materials which may be deemed by any applicable legislation as contaminated or hazardous and which have been, during the Term, brought onto the Leased Premises by the Tenant or which are a result of the Tenant's use or occupation of the Leased Premises; and

      (c) remove any storage and/or holding tanks whether above ground or below ground and all pits from the Leased Premises, at the option of the Landlord.

The covenants contained in this Section shall survive the expiry or other termination of the Term.

ARTICLE VII - ASSIGNING AND SUBLETTING

Assigning or Subletting

7.01 (a) The Tenant shall not in any event assign this Lease in whole or in part nor sublet or franchise, license, grant concessions in nor suffer or permit the occupation by any other party or otherwise part with or share possession of all or the Leased Premises, or any part thereof (except to an affiliated corporation pursuant to the Ontario Business Corporations Act as such Act now exists and regardless of any amendments thereto) in whole or in part, (all of the foregoing being collectively referred to in this Section 7.01 as a "Transfer") without the prior written consent of the Landlord, such consent not to be unreasonably withheld or unduly delayed; at the time the Tenant requests such consent the Tenant shall deliver to the Landlord such information in writing as the Landlord may reasonably require, including a copy of the proposed offer or agreement, if any, to assign or sublet or otherwise and the name, address and nature of business and evidence as to the financial strength of the proposed assignee or subtenant. In no event shall any assignment of the Lease release the Tenant from its obligations fully to perform all the terms, conditions and covenants of this Lease.

      PROVIDED however, and it is made a condition to the giving of such consent that:

      (i) The proposed assignee or sublessee of this Lease shall agree in writing to assume the due and punctual performance of all of the terms, covenants, conditions and agreements by this Lease imposed upon the Tenant herein in a form to be approved by the solicitor for the Landlord;

      (ii) The Tenant shall pay the Landlord all legal fees in connection with the assignment;

      (iii) The consent of the Landlord is not a waiver of the requirement of the Landlord's consent for subsequent assignments of the Lease or subletting of the Leased Premises;

      (iv) The acceptance by the Landlord of Rent from an assignee or sublessee without the Landlord's consent shall not constitute a waiver of the requirement of such consent nor an acceptance of such party as the Tenant;

      (v) The Landlord may, at its option, cancel any options to purchase, rights to terminate, options to renew and any rights of first refusal or first opportunity on additional space;

      (vi) If the assignment of Lease or subletting of the Leased Premises does not take place within sixty (60) days of the giving of consent by the Landlord the consent shall expire and become null and void;

      (vii) If the Lease is disaffirmed, disclaimed or terminated by any trustee in bankruptcy of an assignee or sublessee, the original Tenant named in this Lease will be deemed on notice from the Landlord given within sixty (60) days from the date of such disaffirmation, disclaimer or termination to have entered into a Lease with the Landlord containing the same terms and conditions as in this Lease.

Sublet of Part of Premises

7.03 Notwithstanding anything to the contrary herein provided the Landlord may in its sole and unfettered discretion refuse to give its consent to any assigning, subletting, setting over or parting by the Tenant of less than the whole of the Leased Premises notwithstanding any act or rule of law or regulation now or hereinafter in force to the contrary.

Mortgage of Leasehold, etc.

7.04 The Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of the Tenant's interest in this Lease or the Leasehold Improvements without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

Advertising Premises

7.05 The Tenant shall not advertise or allow the Leased Premises or a portion thereof to be advertised as being available for assignment, sublease or otherwise without the prior written approval of the Landlord of the form and content of such advertisement, which approval shall not be unreasonably withheld, provided that no such advertising shall contain any reference to the Rent for the Leased Premises.

Disposition by Landlord

7.06 If the Landlord sells or leases the Leased Premises or any part thereof, or assigns this Lease, and to the extent that the covenants and obligations of the Landlord hereunder are assumed by the purchaser, lessee or assignee, the Landlord, without further written agreement, will be discharged and relieved of liability under the said covenants and obligations.

Unreasonably Withholding Consent

7.07 Despite the Landlord and Tenant Act of Ontario or any statute passed to take the place of or to amend the Act, the Landlord will not be considered to be unreasonably withholding its consent and may, whether or not it would otherwise be considered unreasonable, refuse to give its consent if its reason or reasons for doing so is or are reasonably based upon all of the following factors:

      (a) Any factor which a court of law considered to be reasonable in a legal proceeding which has been initiated by either party against the other party hereto;

      (b) that any mortgagee whose consent is required, has refused to consent to the Transfer, provided that such consent is not unreasonably withheld or delayed by such Mortgagee; and

      (c) the capability of the proposed transferee taking into account the nature of its business and its business reputation.

ARTICLE VIII - USE

Use of Leased Premises

8.01 The Tenant shall not use the Leased Premises, nor allow the Leased Premises, and in each case, or any part thereof, to be used for any purpose other than office, manufacturing and warehousing. The Tenant shall obtain all necessary permits and licenses in respect of its business on the Leased Premises and shall otherwise be responsible for ensuring that the conduct of its business complies with all applicable legislative requirements.

Observance of Law

8.02 The Tenant shall comply promptly with and conform to the requirements of all applicable statutes, by-laws, laws, regulations, ordinances and orders from time to time or at any time in force during the Term of this Lease and affecting the condition, equipment, maintenance, use or occupation of the Leased Premises and with every applicable regulation, order and requirement of the Insurance Advisory Organization or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term hereof; and, in the event of the default of the Tenant under the provisions of this section, the Landlord may itself comply with any such requirements as aforesaid and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were Additional Rent reserved and in arrears under this Lease.

Waste and Nuisance

8.03 The Tenant will not use or permit the use of the Leased Premises or any part of it for any business which either directly or indirectly involves the preparation, production or storage of any Hazardous Substance, except in the ordinary course of its business and then only in compliance with all Environmental Legislation. The Tenant shall be responsible for, and shall indemnify the Landlord from, all costs incurred for ensuring compliance with any applicable laws relating to Hazardous Substances where the presence of the Hazardous Substances is due to the acts or omissions of the Tenant, its employees, agents, contractors or persons for whom the Tenant is, in law responsible, as a result of its use of the Leased Premises during the Term.

Signs

8.04 The Tenant may affix a sign or signs to the Building, subject to the approval of the Landlord which shall not be unreasonably withheld and subject to municipal and other governmental regulations in that respect and the Tenant shall remove the same on the expiration of the Term of this Lease, or other sooner termination thereof, provided the Tenant at its expense shall forthwith make good all damages which may be caused or occasioned by such removal and this covenant shall survive the expiry or other termination of the Term.

Outside Storage

8.05 The Tenant shall not store any goods or matter of any kind outside the Building without the written consent of the Landlord.

Overloading Floors

8.06 The Tenant covenants that it will not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that, by reason of its weight, size, or operation, might damage the Leased Premises and will not at any time overload the floors of the Leased Premises. The Tenant shall remove any such machinery, equipment, article or thing within five (5) days written notice thereof and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its security agents or employees or any person having business with the Tenant, the Tenant shall forthwith repair such damage at its own expense.


ARTICLE IX - INSURANCE AND INDEMNITY

Tenant's Insurance

9.01 The Tenant shall, at its sole cost and expense, maintain in force during the entire Term and any Renewal Period thereof in the names of the Tenant, the Landlord and the Landlord's mortgagee, as their respective interests may appear, if any, the following insurance:

      (a) comprehensive general and third party liability insurance against claims for personal and bodily injury, death, and all risk liability including property damage arising out of all operations of the Tenant, (including tenants' legal liability, personal liability, property damage and contractual liability to cover all indemnities and repair obligations) with respect to the business carried on in and from the Leased Premises, in the amount of Five Million Dollars ($5,000,000.00) per occurrence; and

      (b) "all risk" property insurance covering all property owned by the Tenant, or for which the Tenant is legally liable and responsible pursuant to this Lease, or which has been installed by or on behalf of the Tenant including without limitation all chattels, equipment, furniture, inventory, fixtures and all Leasehold Improvements and all other contents of the Leased Premises; in an amount equal to the full replacement value thereof with coverage against at least the perils of fire and standard extended coverage including sprinkler leakages (where applicable), earthquake, flood and collapse.

      Any policy written pursuant to paragraph (a) hereof, shall contain a severability of interest clause and a cross liability clause. All policies shall contain an undertaking by the insurers to notify the Landlord and its mortgagee, if any, in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof and shall be subject only to such deductibles and exclusions as the Landlord may approve, acting reasonably.

      The Tenant agrees to furnish upon request from the Landlord verification of compliance with the provisions of this Section 9.01.

Landlord's Insurance

9.02 The Landlord shall, throughout the Term, keep at the sole cost and expense of the Tenant, the Building and appurtenances thereto, insured to the following extent:

      (a) against such loss or damage as are customarily insured against under a policy of insurance commonly known as an All-Risk policy;

      (b) blanket broad boiler and pressure vessel insurance including repair or replacement;

      (c) rental income protection insurance with respect to fire and other usual perils for which such insurance is customarily issued for a period (as selected by the Landlord) of not less than six (6) months and not more than twelve (12) months for the Minimum Rent and other sums payable as Additional Rent under this Lease; and

      (d) other casualties as are customarily insured against under insurance contracts normally entered into from time to time during the Term by owners of buildings in the area of a character similar to the Leased Premises for such an amount as in the reasonable opinion of the Landlord and Tenant is necessary to protect the Landlord against loss or damage.

      Notwithstanding anything herein provided, including the covenant of the Landlord to take out the aforesaid insurance or the contribution of the Tenant to the cost of such insurance, nothing herein shall confer any insurable interest on the Tenant in respect of such insurance and the Tenant acknowledges that it has no right to receive the proceeds or any part thereof from such insurance policies.

Limit of Landlord's Liability

9.03 The Landlord shall not be responsible in any way for any injury to any person (including death) or for any loss of or damage to any property belonging to the Tenant or to other occupants of the Leased Premises or to their respective employees, agents, invitees, licensees or other persons from time to time attending at the Leased Premises while such person or property is in or about the Leased Premises, including without limiting the foregoing, any loss of or damage to any property caused by theft or breakage, or by steam, water, rain or snow or for any loss or damage caused by or attributable to the condition or arrangements of any electric or other wiring or for any damage caused by smoke or for any other loss whatsoever with respect to the Leased Premises, goods placed therein or any business carried on therein except to the extent such loss or damage is a result of the negligence of the Landlord, or those for whom it is responsible in law.

Limit of Tenant's Liability

9.04 The Tenant shall not be liable to the Landlord for any direct injury, loss or damage required to be insured by the Landlord pursuant to paragraphs (a) or (b) of Section 9.02.

Indemnity

9.05 The Tenant shall promptly indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions arising out of any breach, violation or non-observance by the Tenant of any of its covenants and obligations under the Lease; from any damage to property while such property shall be in or about the Leased Premises including the systems, furnishings and amenities thereof, as a result of the willful or negligent act, omission or willful misconduct of the Tenant, its employees, agents, invitees or licensees or persons for whom the Tenant is responsible for in law; and from any injury to any employee, agent, invitee or licensee, of the Tenant, including death resulting at any time therefrom, occurring on or about the Leased Premises except to the extent resulting from the negligence of the Landlord or those for whom it is responsible for in law. Notwithstanding anything else herein contained, this indemnity shall survive the expiry or earlier termination of this Lease, in respect of any of the foregoing circumstances during the Term.

Waiver of Subrogation

9.06 The Tenant hereby waives its right of subrogation and to cause its insurance carrier to waive such insurance carrier's right of subrogation against the Landlord.

ARTICLE X - DAMAGE AND DESTRUCTION

Abatement of Rent

10.01 If the Building or any portion thereof is damaged or destroyed by fire or by other casualty against which the Landlord is required to insure for hereunder with the result that a portion of the Building is rendered un-tenantable in whole or in part, Rent shall abate in proportion to the area of that portion of the Building which, in the reasonable opinion of the Landlord's architect or engineer, is thereby rendered unfit for the purposes of the Tenant bears to the area of the entire Building (but only to the extent to which the Landlord receives proceeds under its loss of rental income insurance) until the Building is repaired and rebuilt as certified by the Landlord's architect and the Landlord agrees that it will, with reasonable diligence, repair, restore and rebuild the Building to the extent of the Landlord's Work in Schedule "C". The Landlord's obligation to rebuild and restore the Building shall not include the obligation to rebuild, restore, replace or repair any chattel, fixture, Leasehold Improvement, or any other thing that is the property of the Tenant and/or for which the Tenant is to maintain insurance under Section 9.01(b), (in this Section collectively called "Tenant's Improvements"); the Building shall be deemed restored and rebuilt when the Landlord's Architect certifies that the Building has been substantially restored and rebuilt to the state where the Tenant could occupy it for the purpose of rebuilding, restoring, replacing or repairing the Tenant's Improvements. The Tenant covenants to continue to pay that portion of the Rent which is not abated. The issuance of the Architect's certificate shall not relieve the Landlord of its obligation to complete the rebuilding and restoration as aforesaid, but the Tenant shall forthwith after issuance of the certificate proceed to rebuild, restore, replace and repair the Tenant's Improvements, and the provisions of Section 6.04 shall apply to such work, mutatis mutandis. Thereafter, receipt of such certificate, the Tenant covenants to continue to be responsible for and pay all of the Rent as required herein in this Lease and resume its obligations to maintain all of the Leased Premises in accordance with the Lease.

Termination

10.02  Notwithstanding the provisions of Section 10.01 hereof, if:

      (a) the Building or any portion thereof is damaged or destroyed by any cause whatsoever and cannot in the reasonable opinion of the Landlord's architect or engineer be rebuilt or made fit for the purpose of the Tenant as aforesaid within one hundred and twenty
      (120) days from the date of damage or destruction; or

      (b)  the Building is damaged or destroyed by an uninsured peril,

either the Landlord, instead of rebuilding or making the Building fit for the Tenant, or the Tenant, may, at its option, terminate this Lease by giving to the other party, within forty-five (45) days after the date of such damage or destruction, notice of termination and thereupon Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

      If neither party elects to terminate the Lease the Landlord shall repair and rebuild the Building and Rent shall abate in accordance with the provisions of Section 10.01 hereof.


ARTICLE XI - DEFAULT

Events of Default

11.01  An "Event of Default" shall occur whenever:

      (a) the Tenant fails to pay the Rent hereby reserved or any part thereof within five (5) days following receipt of written notice from the Landlord of such default;

      (b) the Tenant shall have breached or failed to comply with any of its covenants and agreements contained in this Lease (save for non-payment of Rent) and shall have failed to remedy such breach or non-compliance within fifteen (15) days (or such longer period as the Landlord may reasonably determine, having regard to the nature of the default) after receipt of written notice thereof given by the Landlord to the Tenant;

      (c) the Tenant shall make any assignment for the benefit of creditors or any arrangement or compromise or become bankrupt or insolvent or take the benefit of any act now or hereinafter in force for bankrupt or insolvent debtors;

      (d) the Tenant is a corporation and any order shall be made for the winding up of the Tenant or other termination of the corporate existence of the Tenant;

      (e) the Tenant makes or attempts to make a bulk sale of any of its assets regardless of where they are situated;

      (f) a trustee, receiver, interim receiver, receiver and manager, custodian or liquidator is appointed for the business, property, affairs or revenue of the Tenant;

      (g) this Lease or any of the Tenant's assets on the Leased Premises are taken or seized under writ of execution, an assignment, pledge, charge, debenture or other security instrument;

      (h)  the Tenant abandons or attempts to abandon the Leased Premises;

      (i) the Leased Premises shall be used by any person other than the Tenant, the Tenant's successors or permitted assignees or for any purpose other than that for which the Leased Premises were let;

      (j) any insurance policy on the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant and the Tenant shall have failed to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty eight (48) hours after receipt of written notice given by the Landlord to the Tenant;

      (k) the Tenant sells or disposes of the goods, chattels or equipment in the Leased Premises or removes, commences or threatens to remove them from the Leased Premises so that in the opinion of the Landlord there would not, in the event of such sale, disposal or removal, be sufficient goods on the Leased Premises subject to distress which would satisfy all Rent due or accruing hereunder for a period of three (3) months;

      (l) the Leased Premises are vacant for any period in excess of fifteen (15) days other than during repairs or renovations;

      (m) this Lease or any of the Tenant's assets within the Leased Premises are taken under any writ of execution; or

      (n) re-entry as determined under any other terms of this Lease or by-law.

      Upon the occurrence of an Event of Default, the then current month's Rent and next ensuing three (3) months' Rent shall immediately become due and be paid by the Tenant to the Landlord as accelerated Rent and the Landlord may immediately distrain for the same together with any Rent arrears then unpaid.

Right of Re-Entry

11.02 (a) Upon the occurrence of an Event of Default, the Landlord may at any time thereafter, without notice to the Tenant, re-enter the Leased Premises or any part thereof in the name of the whole and terminate this Lease and all the rights of the Tenant thereunder.

      (b) If and whenever the landlord exercises its option to re-enter the Leased Premises and terminate this Lease pursuant to paragraph (a) of this Section 11.02:

          (i) the Tenant shall immediately vacate the Leased Premises and the Landlord may remove or cause to be removed from the Leased Premises the Tenant or any other occupant or occupants thereof and may remove all property therefrom and sell or dispose of it as the Landlord considers appropriate without liability for loss or damage and without prejudice to the rights of the Landlord to recover arrears of Rent or damages incurred by the Landlord; and

          (ii) the Landlord shall be immediately entitled to the payment of Rent up to the date of termination together with all expenses incurred by the Landlord in such termination and the value of the Rent, calculated at the date of termination, for the unexpired portion of the Term.

Reletting

11.03 At any time when the Landlord is entitled to re-enter the Leased Premises or terminate this Lease, the Landlord may without notice to the Tenant and without terminating the Lease enter upon and take custody of the Leased Premises in the name of and as agent of the Tenant, together with all the Tenant's improvements, fixtures and furnishings, and sublet the Leased Premises in the name of and as the agent of the Tenant on whatever terms the Landlord may deem appropriate but no such action by the Landlord shall waive any of the obligations of the Tenant or the subsequent exercise of any of the Landlord's remedies for default. If the Landlord shall sublet the Leased Premises as aforesaid, the Landlord shall be entitled to receive all sublease rent and apply the same in its discretion to any indebtedness of the Tenant to the Landlord hereunder, and the payment of any costs and expenses of reletting, and the Landlord shall be liable to account to the Tenant only for the excess, if any, of monies actually received by it. If the sublease rent is less than is necessary to pay and discharge all the then existing and continuing obligations of the Tenant hereunder, the Tenant shall pay such deficiency from time to time upon demand to the Landlord. Notwithstanding any such re-entry and subletting without termination, the Landlord may at any time thereafter terminate this Lease by reason of the previous or any other default under the Lease and the provisions of Section 11.02 may apply.

Distress

11.04 The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

Right of Landlord to Cure Defaults

11.05 If the Tenant fails to perform or cause to be performed any of the covenants or obligations of the Tenant herein, the Landlord shall have the right (but shall not be obligated) to perform or cause to be performed and to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend monies) and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord within ten (10) days written demand therefor together with reasonable administrative costs of the Landlord in respect thereof.

Remedies Not Exclusive

11.06 Mention in this Lease of any particular remedy or remedies in respect of any default or threatened default by the Tenant in the performance of its obligations shall not preclude the Landlord from exercising, or limit the extent of, any other remedy in respect thereof, whether at law, in equity or pursuant to any express provision hereof. No remedy shall be interpreted as exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination.

Non-Waiver

11.07 No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only an express waiver in writing.

Recovery of Adjustments

11.08 The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder as the Landlord would have in the case of default in payment of Rent.


ARTICLE XII - SUBORDINATION AND ACKNOWLEDGEMENTS

Mortgages

12.01 At the option of the Landlord, this Lease shall be subject and subordinate to any and all mortgages, charges and deeds of trust, which may now or at any time hereafter affect the Leased Premises in whole or in part, or the Lands, or the Building whether or not any such mortgage, charge or deed of trust affects only the Leased Premises or the Lands or the Building or affects other premises as well. On request at any time and from time to time of the Landlord or of the mortgagee, chargee or trustee under any such mortgage, charge or deed of trust, the Tenant shall promptly, at no cost to the Landlord or mortgagee, chargee or trustee:

      (a) attorn to such mortgagee, chargee or trustee and become its tenant of the Leased Premises or the tenant of the Leased Premises of any purchaser from such mortgagee, chargee or trustee in the event of an exercise of any permitted power of sale contained in any such mortgage, charge or deed of trust for the then unexpired residue of the Term on the terms herein contained; and/or

      (b) postpone and subordinate this Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of the Tenant in the Leased Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage, charge or deed of trust had been executed and registered and the money thereby secured had been advanced before the execution of this Lease (and notwithstanding any authority or consent of such mortgagee, or trustee, expressed or implied, to the making of this Lease), provided that all such mortgagees, chargees or trustees provide to the Tenant a non-disturbance agreement.

      Any such attornment or postponement and subordination shall extend to all renewals, modifications, consolidations, replacements and extension of any such mortgage, charge or deed of trust and every instrument supplemental or ancillary thereto or in implementation thereof. The Tenant shall forthwith execute any instruments of attornment or postponement and subordination which may be so requested to give effect to this Section.

Certificates

12.02 The Tenant shall execute and deliver to the Landlord at any time and from time to time at no cost to the Landlord and upon not less than ten (10) days' prior notice, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the annual Minimum Rent then being paid hereunder, the dates to which the same, by installment or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, and any other information reasonably required.

Subordination and Acknowledgment

12.03 On or before thirty (30) days prior to the Commencement Date, and thereafter throughout the Term and any Renewal Period, the Landlord covenants to obtain from each lender with security registered against the Leased Premises, an executed non-disturbance agreement in a form acceptable to the Tenant's solicitor acting reasonably, assuring that, notwithstanding any default by the Landlord to the lender or any foreclosure, power of sale or deed in lieu thereof, the Tenant's rights under this Lease shall continue in full force and effect and its possession of the Leased Premises shall remain undisturbed.


ARTICLE XIII - ACCESS BY LANDLORD

Entry by Landlord

13.01 The Tenant shall permit the Landlord and its agents, employees or workmen to enter upon the Leased Premises at any time and from time to time on prior notice for the purpose of inspecting and making repairs, alterations or improvements to the Leased Premises and the Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned thereby, but the Landlord and its agents shall make all reasonable efforts to avoid disruption of the Tenant's business.

Exhibiting Leased Premises

13.02 The Tenant shall permit the Landlord or its agents to exhibit the Leased Premises to prospective tenants during the last six (6) months of the Term or any renewal thereof.


ARTICLE XIV

INDEMNIFICATION

Indemnity

14.01 The Landlord is hereby unconditionally and absolutely indemnified by Simpson Manufacturing Co. Inc. (the "Indemnifier") for the duration of the Term and any Renewal Period against the failure of the Tenant to perform any of the Tenant's covenants and obligations contained in this Lease arising therefrom. The Indemnity Agreement appended hereto as Schedule "E" shall be executed by the Indemnifier and shall be delivered to the Landlord together with the Lease, failing which the Landlord may at any time thereafter at its option declare this Lease to be at an end without prejudice to any other rights the Landlord may have.


ARTICLE XV
OPTIONS

Option to Expand on Adjacent Land

15.01 Provided that the Tenant is not then in default under the Lease and at least five (5) years remain in the Term, including any Renewal Period, if applicable, or such additional time period as may be negotiated between the parties, the Landlord shall, at the written request of the Tenant, permit the expansion of the Building by a minimum of forty-thousand (40,000) square feet of which office space shall comprise no more than five per cent (5%), unless otherwise negotiated between the parties (the "Expansion Area") to be constructed, at the option of the Tenant, by the Landlord or a third party contractor of its choice, on the approximately two (2) acres of land adjacent to the Leased Premises as outlined in red on Schedule "D", on the following terms and conditions.

      (a) The annual net rent regarding the Expansion Area shall be the actual all-inclusive costs (including, without limitation, all hard and soft costs) in respect of the Expansion Area multiplied by the Financing Cost;

      (b) The Tenant shall provide the Landlord with complete specifications for the Expansion Area (the "Specifications") for the Landlord's approval, such approval not to be unreasonably or arbitrarily withheld or unduly delayed and which specifications shall be complete and consistent with the quality of the original construction of the Building. The Landlord shall respond within twenty-five (25) business days of receiving the Specifications;

      (c) Within thirty (30) days of approving the Specifications, the Landlord shall submit to the Tenant the Fixed Cost price of constructing the Expansion Area and give the Tenant the option of having the Expansion Area constructed on a Cost Plus basis. If the Tenant accepts the Landlords' Cost Plus construction, the Landlord shall tender all bids to the subtrades it intends to use in the construction of the Expansion Area (or to such subtrades named by the Tenant but approved by the Landlord acting reasonably) and the Landlord shall provide the Tenant with copies of all such bids for the Tenant's approval (which approval shall not be unreasonably or arbitrarily withheld or unduly delayed). If the Tenant does not accept either option, the Tenant shall notify the Landlord, in writing, within ten (10) days of receiving the Fixed Cost price that it will have a third party contractor construct the Expansion Area; and

      (d) the Landlord, the Tenant and the Indemnifier shall enter into a lease amending agreement (to be prepared by the Landlord's solicitor at the reasonable cost of the Tenant) in order to amend the Lease mutatis mutandis in respect of the Expansion Area.

In this section, the following terms shall have the following meanings ascribed thereto:

      (i) "Cost Plus" means the aggregate of the Landlord's actual cost of constructing the Expansion Area in accordance with the Specifications, which cost shall include all costs associates with the design and construction of the Expansion Area including, without limitation, the cost of labour and materials, construction financing costs, design, supervision, inspection and testing costs, development charges, and fees for permits, plus five per cent (5%) of all of the foregoing costs for overhead plus a further five per cent (5%) of all of the foregoing costs (including but not limited to overhead) for profit.

      (ii) "Financing Cost" means the factor arrived at by taking the best available rate of interest for permanent financing for construction of the Expansion Area at the time of construction to the Landlord plus one and one-half per cent (1-1/2%), based on an amortization period of twenty (20) years.

      (iii) "Fixed Cost" means the Landlord's price to the Tenant to construct the Expansion Area in accordance with the specifications.

Option to Purchase

15.02 The Tenant shall have the exclusive option to purchase the Leased Premises at a purchase price of FIVE MILLION, NINE HUNDRED AND SEVENTY-FIVE THOUSAND DOLLARS ($5,975,000.00), subject to the usual adjustments. Such option must be exercised by the Tenant by notice in writing to the Landlord on or before the expiry of the second year of the Term, accompanied by a deposit by way of certified cheque in the amount of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) payable to the Landlord. Failure to provide notice and deposit as aforesaid shall mean the option to purchase is null and void. In the event the option is exercised as aforesaid, the parties shall execute an Agreement of Purchase and Sale on the standard Toronto Real Estate Board form as negotiated and amended by the parties or their respective solicitors (the "Agreement"), which Agreement shall provide for payment of the Purchase Price by certified cheque on closing and a closing date of sixty (60) days from the date the written notice by the Tenant to exercise this option is received by the Landlord. In the event the Expansion Area has been completed as aforesaid, the purchase price for the Leased Premises, including the Expansion Area, shall be as negotiated between the Landlord and the Tenant. In the event that title to the Leased Premises is as at the date of exercising said option subject to any mortgage, the Tenant shall have the option of assuming said mortgage and shall provide such mortgagee with all such financial and other information as may be reasonably required for such assumption. In the event that the Tenant does not wish to assume such mortgage, then the Tenant shall complete the purchase of the Leased Premises on an all-cash basis, including any prepayment penalties resulting from the prepayment of such mortgage. The Agreement shall provide for the Tenant to accept title to the Leased Premises subject to registered restrictions, easements and agreements provided same have been complied with. Upon the closing of the purchase of the Leased Premises pursuant to this Section, the Landlord shall, without further agreement, be discharged and relieved of liability and/or obligation under this Lease.


ARTICLE XVI - MISCELLANEOUS

Notice

16.01 Any notice delivered shall be deemed to have been received as follows:

      (a) If sent by facsimile, on the day of confirmation of transmission;

      (b) If sent by registered mail, four (4) business days after posting registered mail; and

      (c) If sent by prepaid courier, two (2) business days after pick-up or receipt by the courier, provided that if the courier notifies the party making the delivery or giving the notice that such delivery or notice will be delayed then the period for calculating receipt shall be extended by the duration of the delay.

      If there is a substantial interruption in postal service, then notice or delivery shall be made by facsimile, courier or personal delivery and the date upon which delivery is deemed to have occurred will be calculated in accordance with the respective periods for delivery by facsimile, courier or personal delivery.


    To:      Minuk Developments Inc.
             99 Sante Drive
             Concord, Ontario
             L4K 3C4

             Facsimile No.: (416) 665 3849

             Attention:  Carolyn Musselman

or such other address as the Landlord shall notify the Tenant in writing any time or from time to time;

    To:      The Tenant
             at the Leased Premises

    and to:  Simpson Manufacturing Co. Inc.
             4637 Chabot Drive, Suite 200
             Pleasanton, Ca.
             U.S.A. 94588

    and to:  Stikeman, Elliott
             Barristers and Solicitors
             Suite 5300, Box 85
             Commerce Court West
             Toronto, Ontario
             M5L 1B9

             Facsimile No.: (416) 947 0866

and such notice shall be deemed to have been received by the Landlord or the Tenant, as the case may be, on the third business day after the date on which it shall have been so mailed (in the event that there is an interruption of postal service, the aforesaid period shall be extended for a period equivalent to the period of interruption).

      (d) Notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to him personally or to an executive officer of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

Registration

16.02 The Tenant covenants and agrees with the Landlord that the Tenant will not register or record this Lease against the title to the Lands except by way of notice which shall be subject to the approval of the Landlord and which shall only describe the parties, the Leased Premises, the Term and any renewals or options. The Tenant covenants to execute a short form of Lease prepared by and at the expense of the Landlord setting out the aforesaid details within ten (10) days of written request therefor.

Planning Act

16.03 Where applicable, this Lease shall be subject to the condition that it is effective only if the Planning Act is complied with. Pending such compliance, the Term and any Renewal Period shall be deemed to be for a total period of one (1) day less than the maximum lease term permitted by law without such compliance.

Interpretation of Lease

16.04 All of the provisions contained in this Lease are to be construed as covenants and agreements and if any provision is illegal or unenforceable it shall be considered separate and severable from the remaining provisions which shall remain in force and be binding upon the Landlord and the Tenant.

Overholding

16.05 If the Tenant shall continue to occupy all or part of the Leased Premises after the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at one hundred percent (100%) of the monthly Basic Rent payable during the last year of this Lease and otherwise on the terms and conditions herein set out except as to length of tenancy.

Unavoidable Delays

16.06 Whenever and to the extent either party is unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation or by reason of any statute, law, regulation, by-law or other or by reason of any other cause beyond its reasonable control, whether of the same nature as the foregoing or not, the affected party shall be relieved from the fulfillment of such obligation and the other party shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the Rent or other monies payable hereunder by reason of any such failure or cause.

Evidence of Payments

16.07 The Tenant shall produce to the Landlord upon request, satisfactory evidence of due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

Time of Essence

16.08  Time shall be of the essence of this Lease.

Law

16.09 This Lease shall be construed and enforced in accordance with the rights of the parties hereto and shall be governed by the laws of the Province of Ontario and the laws of Canada applicable herein and the parties hereto do irrevocably attorn to the jurisdiction of the courts of the Province of Ontario in respect of the enforcement of the Lease.

Captions

16.10  The captions appearing in the margin of this Lease have been
inserted as a matter of convenience and for reference only   and in no way
define, limit or enlarge the scope of meaning of this Lease nor any of the provisions hereof.

Joint and Several Liability

16.11 If the Tenant shall be comprised of more than one (1) person, the liability of each such person under this Lease shall be joint and several.

Tenant Partnership

16.12 If the Tenant shall be a partnership, each person who shall be a member of such partnership or successor thereof shall be and continue to be jointly and severally liable for the performance and observance of all covenants, obligations and agreements of the Tenant under this Lease even if such person ceases to be a member of such partnership or successor thereof.

Entire Agreement

16.13 The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in the Lease and the Offer to Lease dated May 11, 1998 between the Landlord and the Tenant (the "Offer"). The Tenant further acknowledges that the Offer and the Lease including the Schedules attached thereto constitute the entire agreement between the Landlord and Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing duly signed by the Landlord and the Tenant. In addition, the Tenant acknowledges that there are no covenants, representations, warranties, promises, agreements, conditions or understandings between the Landlord and the Tenant concerning the Leased Premises either oral or written, either expressed or implied between them other than those contained herein or in the Offer. In the event of a conflict or inconsistency, between the provisions of the Offer and those of the Lease, the provisions of the Offer shall govern.

Effect of Lease

16.14 This indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord as provided herein to any assignment or sublease, and where there is more than one tenant or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Maintenance

16.15 Subject to the foregoing, the Tenant shall be responsible for all routine and periodic maintenance necessary to keep the Leased Premises and all its installations in a good state of repair as would a prudent owner of premises of a similar size and condition in a similar location.

Canadian Funds

16.16 All payments contemplated herein are expressed in and shall be made in Canadian funds.

Right of First Refusal

16.17 In the event the Landlord determines that it desires to sell the Leased Premises at any time following the expiration of the second year of the Term, including during any Renewal Period, the Landlord shall first give the Tenant written notice of its intention to sell (the "Notice"), and the Tenant shall have the right to purchase the Leased Premises at a purchase price and upon terms and conditions as negotiated between the Landlord and the Tenant during the thirty (30) day period following the receipt by the Tenant of the Notice. Should the Tenant elect to purchase the Leased Premises as set out hereunder, there shall be a binding agreement of purchase and sale. If the Tenant does not exercise its right of first refusal, or does not respond to the Notice within fifteen (15) days following receipt of the Notice, the Landlord shall be free to proceed to sell the Leased Premises. The Landlord acknowledges that it shall require any purchaser of the Leased Premises to agree (i) to enter into an assumption agreement with the Landlord, assuring the obligations of the Landlord as contained in this Lease, and (ii) to enter into a non-disturbance agreement agreeing not to disturb the occupant of the Leased Premises during the remaining Term or any renewals thereof so long as the Tenant is in compliance with its obligations contained herein.

Severability

16.18 If any provision of this Lease or the application thereof to any person or circumstance is found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then the remainder of this Lease and the application of such provision to persons or circumstances other than those to which is held to be invalid or unenforceable shall not be affected and each provision of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

Enurement, Successors and Assigns

16.19 This Lease and everything contained herein shall enure to the benefit of and be binding upon the parties hereto and each of their
respective permitted successors and assigns.   And reference to Landlord
or Tenant in this Lease shall be deemed to mean the Landlord or the Tenant, their successors, assigns, officers, agents, servants, employees or other persons for whom either, as the case may be, may be in law responsible.

LANDLORD:      MINUK DEVELOPMENTS INC.

          Per: /s/Sam Minuk                A.S.O.
               ---------------------------
               Name: Sam Minuk
               Position: Director
                                              c/s
          Per: /s/                         A.S.O.
               ---------------------------
                Name:
                Position:
                                              c/s
          We have authority to bind the Corporation

TENANT:        SIMPSON STRONG-TIE CANADA LIMITED

          Per: /s/Stephen Lamson           A.S.O.
               ---------------------------
                 Name: Stephen Lamson
                 Position: CFO
                                              c/s
          Per: /s/Thomas J Fitzmyers       A.S.O.
               ---------------------------
                 Name: Thomas J Fitzmyers
                 Position: President & CEO
                                              c/s
          We have authority to bind the Corporation

                                SCHEDULE "A"
                                ------------


LEGAL DESCRIPTION:

Part of Parcel Block 10-1, Plan 43M-811, comprising approximately 6.93 acres in the City of Brampton, Regional Municipality of Peel.

                                SCHEDULE "B"
                                ------------

DEFINITIONS

For the purposes of this Lease:

(a) "Additional Rent" means all amounts payable by the Tenant under the terms of this Lease, whether payable to the Landlord or otherwise, over and above Minimum Rent.

(b) "Building" means the building erected on the Lands having an area of one hundred and four thousand (104,000) square feet and municipally known as ____ Kenview Drive, City of Brampton, Regional Municipality of Peel and as depicted on Schedule "D" attached hereto.

(c)  "Lands" means the parcel of land described in Schedule "A" hereto.

(d) "Lease" means this Lease and any schedules attached hereto and any amendments from time to time made to this Lease in accordance with the provisions herein set out.

(e)  "Leased Premises" means the Lands and Building.

(f) "Leasehold Improvements" means all fixtures (save for trade fixtures), installations, additions, improvements and alterations made, erected or installed on the Leased Premises by or on behalf of the Tenant.

(g)  "Minimum Rent" means those amounts set out as Minimum Rent in Section
     3.02 of this Lease.

(h)  "Rent" means Minimum Rent and Additional Rent.

(i) "Taxes" means all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary or otherwise, levied, charged or assessed upon the Lands and Building or upon any part or parts thereof and all improvements now or hereafter erected or placed on the Lands, or charged against the Landlord on account thereof, including local improvement charges but excluding any taxes which are personal to the Landlord, such as taxes assessed on the income of the Landlord or capital taxes. In addition to the foregoing, Taxes shall include any and all taxes, charges, levies or assessments which may n the future b levied, charged or assessed in lieu thereof or in addition thereto. Taxes shall also include all costs and expenses incurred by the Landlord or the Tenant in obtaining or attempting to obtain a reduction or prevent an increase in the amount of such Taxes and the cost of all consultants retained either by the Landlord or the Tenant.

(j) "Term" means that period of time set out in Section 1.05 of this Lease.

                                SCHEDULE "C"
                                ------------

BUILDING SPECIFICATIONS

1.  Site/Landscape:  Trees, shrubs and sodding around offices and in front yard; Paved driveways and parking lot for cards, trucks and trailers; Parking lot lines, precast bumper strips and concrete dolly pads for trailers included.

2.  Building Size:   (a) 104,000 sq. ft. plus 5,000 sq. ft. mezzanine
                     (layout as per attached Schedule "D");
                     (b) approximately 50,000 sq. ft. expansion.
                     (c)  24 ft. clear height

3.  Exterior:        Precast concrete with R12 insulation factor;
                     Exterior walls shall be non-load bearing. All exterior standard autoclave concrete block, if any, to be painted with penetrating water repellent;
                     Roofing will be 4-ply asphalt and gravel with R20
                     Insulation factor over fire retardant adhesive;
                     Galvanized baked enamel flashing to be 26 and to match siding if any.

4.  Window/Doors:    Durocon coloured finished aluminum, thermally broken
                     frame with double tinted glazing;
                     All aluminum commercial quality doors and entrances and hardware;
                     Plant exterior doors to be metal door and frames with aluminum sills and weather stripping;
                     1 electrically operated drive-in door to be 12' x
                     14';
                     5 shipping and receiving doors to be insulated steel sectional, manually operated high lift overhead type, 8' x 10' truck level 52" to suit requirements. Truck seals included and 10 ton mechanical dock levelers with hinged lip manually operated;
                     All hardware shall be heavy duty Schlage or equal and all door locks to key alike.

5.  Concrete Floors: 4" concrete slab on grade for office area;
                     2-1/2" suspended slab on steel deck for mezzanine area;
                     6" concrete slab with 60 lbs. traprock shake hardener for plant area with sawcuts;
                     Concrete strength of 4,000 psi reinforced with steel fibre @ 25 kg/cubic meters;
                     Cure and sealing shall be applied to all plant floors and curing to office floors.

6.  Walls:           Plant walls and ceiling to be painted for brightness;
                     Wall separating offices from plant to be block;
                     Wall separating warehouse area from manufacturing area to be block with two (2) drive through openings;
                     Office walls to be painted drywall;
                     Vinyl tiles in washrooms;
                     Walls in plant lunchroom, and washroom to be concrete block and painted;
                     Walls around electrical and compressor rooms to be block.

7.  Flooring:        General office and private offices and showroom
                     display areas to be carpeted and an allowance of $20.00/sq. yd. supplied and installed;
                     Reception and vestibules to have ceramic tiles;
                     Washroom to have ceramic flooring.

8.  Ceiling:         Acoustic 2 x 4 recessed "T" bar system in office.

9.  Offices:         5,000 sq. ft. of office on main floor; exact layout
                     to be determined between Lessor and Lessee within forty five (45) days of acceptance of this Offer.

10.  Plumbing:       Washrooms to be provided to Ministry of Labour
                     requirements;
                     Hot water tank;
                     Male plant washroom equipped with 1 shower and one half bradley sink;
                     Male plant washroom equipped with 1 shower and one half bradley sink;
                     Plumbing for all areas as indicated in layouts.

11. Heating, Air     Heating to be provided by suspended gas fired unit
    Conditioning,    heaters and/or infra red radiant heaters;

    Ventilation      Ventilation will be provided to suit regulations
                     based on propane operated fork lift trucks together with a tempered air make-up system (allowance
                     $45,000) in manufacturing area;
                     Washrooms to be ventilated according to standards;
                     Heating and air-conditioning for office shall be provided by combination roof top units with supplementary electric baseboard units to maintain the following temperatures:

                       Summer:  Indoor   + 72 FDB and 50 FRH
                                Outdoor  + 85 FDB and 67 FDB
                       Winter:  Indoor   + 72 FDB
                                Outdoor  -5 FCB with wind velocity of 15
                                         mph

12.  Sprinklers:     An automatic wet sprinkler system and hydrants will
                     be provided in accordance with I.A.O. regulations for Normal Hazard Occupancy ratings for a coverage of 130 sq. ft. per head.

13.  Electrical:     Power service will be 600 volt 3 phase, 4 wire, 1200
                     amps. with step down transformers located in electrical room within the building;
                     Further underground service to future extension;
                     Provisions is included for 110 volt outlets and telephone outlets in the office area;
                     Lunchroom and coffee areas to have proper power supply for stove, microwave, fridge.

14.  Lighting:       Offices:  700 Foot Candles Bright White
                     Plant:  45 Foot Candles Bright White
                     Office fixtures shall be 2' x 4' recessed fluorescent fixtures and grilles;
                     Plant fixtures will be Metal  HyLite Bright White;
                     Exterior lighting shall include 175 watt Metal HyLite at each door and shipping;
                     Standard security lighting to be provided in shipping area and parking lot;
                     Emergency lighting to be provided as per code.

15.  Bay Size:       Min. 50' x 35'.

                                SCHEDULE "D"
                                ------------

                                Map of Site

                                SCHEDULE "E"
                                ------------


                            INDEMNITY AGREEMENT


     THIS AGREEMENT made as of the 26th day of  May, 1998


B E T W E E N.

        MINUK DEVELOPMENTS INC.
        a corporation incorporated under
        the laws of the Province of Ontario

        (the "Landlord")
                                               OF THE FIRST PART

                                  -- and --

        SIMPSON MANUFACTURING CO. INC.
        a corporation duly incorporated under
        the laws of the State of       , U,S.A.

        (the "Indemnifier")
                                              OF THE SECOND PART


     IN ORDER TO induce the Landlord to enter into an offer to lease dated the 11th day of May, 1998 between the Landlord, as landlord, and Simpson Strong-Tie Canada Limited (the "Tenant"), as tenant, regarding Parcel 10-1, Section 43M-811, in the City of Brampton in the Regional Municipality of Peel in the Province of Ontario and more particularly set out therein (the "Lease"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnifier hereby makes the following indemnity and agreement (the "Indemnity") with and in favour of the Landlord:

1. The Indemnifier shall at all times during the Term be responsible to perform and observe all covenants, provisoes, conditions and agreements on the part of the Tenant to be performed or observed under the Lease including the payment of Rent and all other amounts from time to time payable under the Lease.

2. The Indemnifier shall indemnify the Landlord with respect to all loss to and damage that may be suffered by the Landlord in consequence of any default by the Tenant in the performance of any of its obligations under the Lease.

3. The Indemnifier's obligation pursuant to this Indemnity is that of a principal obligor and not a mere guarantor or surety and the Indemnifier shall be jointly and severally bound with the Tenant to the Landlord for the due performance of all of the Tenant's obligations under the Lease.

4. If any default shall be made by the Tenant in the performance of any of its obligations under the Lease, the Landlord shall not be bound or required to proceed against the Tenant or to have recourse to or exhaust any security from time to time held by it for the performance of such obligation or to pursue any other remedy whatsoever which may be available to it, before proceeding against the Indemnifier.

5. The obligations of the Indemnifier under this Indemnity shall in no way be released, discharged or reduced and the rights of the Landlord under this Indemnity shall in no way be prejudiced or impaired by any neglect, delay or forbearance of the Landlord in demanding, requiring or enforcing performance by the Tenant of any of its obligations under the Lease or by the Indemnifier of any of its obligations under this Indemnity or by granting any extensions of time for performance or by waving any performance (except as to the particular performance which has been waived) or by permitting or consenting to any assignment or subletting by the Tenant pursuant to the Lease or by the dissolution of the Tenant or any other event or occurrence which would have the effect in law of terminating the existence or obligations of the Tenant prior to the expiration of the Term of the Lease (except by the voluntary acceptance by the Landlord of a surrender of the Lease) or by any agreements or other dealings between the Landlord and the Tenant having the effect of amending or altering the Lease or the obligations of the Tenant thereunder or by any other matter, thing, act or omission of the Landlord whatsoever. Notwithstanding the foregoing, the Indemnifier shall, for purposes of the obligations of the Indemnifier under this Indemnity, have the benefit of all amendments to the Lease made by way of amending agreement duly executed by both the Tenant and the Landlord and resulting in a reduction in the obligations of the Tenant, under the Lease. No change or amendment of the lease or action based on this Indemnity shall be made or taken until the Indemnifier has received notice thereof.

6. Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity, is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or the repudiation, rejection, disaffirmance or disclaimer of the Lease in any proceeding including without limitation, any proceeding under the Bankruptcy and Insolvency Act (Canada), and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been disaffirmed or disclaimed.

7. The obligations of the Indemnifier pursuant to this Indemnity shall extend to the Term of the Lease or any renewals therein.

8. Subject to Section 9 hereof, the Indemnifier shall only be released by payment in full of all monies that the Landlord would have received pursuant to the Lease if the Lease had continued throughout the Term thereof unless the Lease shall have been terminated by the Landlord for any reason other than an Event of Default occurring under the Lease or the Landlord shall have voluntarily accepted a surrender of the Lease.

9. The Indemnifier's liability and obligation to the Landlord pursuant to this Indemnity shall be limited to Five Million Dollars ($5,000,000.00) in lawful money of Canada.

10. This Indemnity shall be governed by and construed in accordance with the laws of the Province of Ontario.

11. Any notice, request, demand or other writing pursuant to this Indemnity shall be sufficiently given if delivered by hand and left at the recipient's address, mailed by registered prepaid mail, or transmitted by telecopier, addressed as follows:

In the case of notice to the Landlord:

MINUK DEVELOPMENTS INC.
99 Sante Drive
Unit C
Concord, Ontario
L4K 3C4

Attention: Mr. S. Minuk
Telecopier No.: (416) 665-3849

And in the case of notice to the Indemnifier:

SIMPSON MANUFACTURING CO. INC.
4637 Chabot Drive, Suite 200,
Pleasanton, Ca.
U.S.A.
94588

Either party may from time to time by notice given in accordance with the provisions of this Section 11, change its address or other details pertaining to such address set out above, and from and after the date such notice is deemed to have been received as hereinafter provided, the address or other details set out above pertaining to the party giving such notice shall be deemed amended in accordance with such notice.

Any notice given as aforesaid and delivered by hand or telecopier shall be deemed to have been received on the date of delivery or transmission as the case may be.

Any notice given as aforesaid and delivered by registered prepaid mail shall be deemed to have been received on the tenth day following the date of mailing.

12. The expressions "Event of Default", "Landlord", "Tenant", "Term", "Rent" and other terms or expressions where used in this Indemnity, respectively, have the same meanings as in the Lease.

13. The Indemnifier acknowledges receipt of an executed copy of the Lease and this Indemnity.

14. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the respective heirs, executors, administrators, successors and assigns and permitted assigns, respectively, of the Tenant, as the case may be, named in the Lease. Any assignment by the Landlord of any of its interest in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

IN WITNESS WHEREOF the Landlord and the Indemnifier have signed this Indemnity.


LANDLORD:                 MINUK DEVELOPMENTS INC.

                          Per: /s/Sam Minuk                    c/s
                               -------------------------------
                               Authorized Signing Officer
                               Name: Sam Minuk
                               Position: Director


                          Per:                                 c/s
                               -------------------------------
                               Authorized Signing Officer
                               Name:
                               Position:


I/WE HAVE AUTHORITY TO BIND THE CORPORATION


INDEMNIFIER:              SIMPSON MANUFACTURING CO. INC.


                          Per: /s/Stephen Lamson               c/s
                               -------------------------------
                               Authorized Signing Officer
                               Name: Stephen Lamson
                               Position: CFO


                          Per: /s/Thomas J Fitzmyers           c/s
                               -------------------------------
                               Authorized Signing Officer
                               Name: Thomas J Fitzmyers
                               Position: President & CEO


I/WE HAVE AUTHORITY TO BIND THE CORPORATION